EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-265452) of Lloyds Banking Group plc of our report dated 26 February 2021 relating to the financial statements which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

24 February 2023